EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
Atlas Financial Holdings, Inc.
Schaumburg, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221828) and Form S-8 (File No. 333-192579) of Atlas Financial Holdings, Inc. of our report dated April 2, 2018, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ BDO USA, LLP
Grand Rapids, Michigan, USA
February 12, 2020